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                                                        EXIBIT 5(n)



                                        June 25, 1993







Northern Cross Investments Limited
48 Par-La-Ville Road, Suite 577
Hamilton, HM11 Bermuda

                      INVESTMENT ADVISORY AGREEMENT FOR
                    SUBADVISER (HARBOR INTERNATIONAL FUND)
                  ------------------------------------------


Dear Sirs:

Harbor Capital Advisors, Inc. (the "Adviser"), a Delaware corporation, with its principal offices at One SeaGate, Toledo, Ohio 43666, is the investment adviser to Harbor Fund (the "Trust") on behalf of Harbor International Fund (the "Fund"). The Trust has been organized under the laws of Delaware to engage in the business of an investment company. The shares of beneficial interest of the Trust ("Shares") are divided into multiple series including the Fund, as established pursuant to a written instrument executed by the Trustees of the Trust. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Pursuant to authority granted the Adviser by the Trust's Trustees, the Adviser has selected you to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below. You are willing to act as such subinvestment adviser and to perform such services under the terms and conditions hereinafter set forth, and you represent and warrant that you are an investment adviser registered under the Investment Advisers Act of 1940, as amended. Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1. DELIVERY OF FUND DOCUMENTS. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

    (a)  Declaration of Trust of the Trust, filed with the Delaware
         Secretary of State, dated June 8, 1993, as amended and restated from time to time (the "Declaration of Trust").

    (b)  By-Laws of the Trust as in effect on the date hereof
         (the "By-Laws").

    (c) Resolutions of the Trustees selecting the Adviser as investment adviser and you as sub-investment adviser and approving the form of this Agreement.


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NORTHERN CROSS INVESTMENTS LIMITED
HARBOR INTERNATIONAL FUND
JUNE 25, 1993

    The Adviser will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, including future resolutions of the Trustees approving the continuance of the items listed in (c) above.

2. ADVISORY SERVICES. You will regularly provide the Fund with advice concerning the investment management of the Fund's portfolio, which advice shall be consistent with the investment objective and policies of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information and any investment guidelines or other instructions received in writing from the Adviser. You will determine what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund, and what portion of the Fund's assets shall be held uninvested, subject always to the provisions of the Trust's Declaration of Trust and By-Laws and the Investment Company Act and to the investment objective, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company) of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Adviser, and subject, further, to such policies and instructions as the Board of Trustees may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by you.

    The Adviser shall provide you with written statements of the Declaration of Trust; By-laws; investment objective and policies; prospectus and statement of additional information and instructions, as in effect from time to time; and you shall have no responsibility for actions taken in reliance on any such documents. You will conform your conduct in accordance with and will ensure that the portfolio of the Fund conforms with the Investment Company Act and all rules and regulations thereunder, the requirements for qualification as a regulated investment company of Subchapter M of the Code, all other applicable federal and state laws and regulations, and with the provisions of the Fund's Registration Statement as amended or supplemented under the Securities Act of 1933, as amended, and the Investment Company Act.

    In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet with the Trust's officers and Trustees at least quarterly on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

    Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees who may also be a trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association.


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NORTHERN CROSS INVESTMENTS LIMITED
HARBOR INTERNATIONAL FUND
JUNE 25, 1993


3. ALLOCATION OF CHARGES AND EXPENSES. You will bear your own costs of providing services hereunder. Other than as herein specifically indicated, you will not be required to pay any expenses of the Fund.

4. COMPENSATION OF THE SUBADVISER. For all investment management services to be rendered hereunder, the Adviser will pay a fee, as set forth in Schedule A attached hereto, quarterly in April, July, October and January, based on a percentage of the average of the actual net asset values of the Fund at the close of the last business day of each month within the quarter. Determination of net asset value of the Fund is computed daily by the Fund's custodian, State Street Bank and Trust Company, and is consistent with the provisions of Rule 22c-1 under the Investment Company Act. Your fee will be based on the average of the net asset values of the Fund, computed in the manner specified in the Fund's Prospectus and Statement of Additional Information for the computation of the net assets of the Fund by State Street Bank and Trust Company, on the last business day of each month within the quarter. If the determination of net asset value is suspended for the last business day of the month, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If State Street Bank and Trust Company determines the value of the net assets of the Fund's portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

    You will offer to the Adviser any more favorable asset based fee agreements that are provided to other investment clients. Such offer shall be made as soon as it is practicable after a more favorable asset based fee agreement is provided for any other investment clients.

5. AVOIDANCE OF INCONSISTENT POSITION AND BROKERAGE. In connection with purchases or sales of portfolio securities for the account of the Fund, neither you nor any of your directors, officers or employees will act as a principal or agent or receive any compensation in connection with the purchase or sale of investment securities by the Fund, other than the compensation provided for in this Agreement. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund. Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others.


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NORTHERN CROSS INVESTMENTS LIMITED
HARBOR INTERNATIONAL FUND
JUNE 25, 1993



    You will advise the Trust's custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board of Trustees or the Adviser may reasonably request, you will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.


    On occasions when you deem the purchase or sale of a security to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

6. LIMITATION OF LIABILITY OF SUBADVISER. You will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on your recommendation, whether or not such recommendation shall have been based upon your own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made, and such other individual, firm or corporation shall have been selected without gross negligence and in good faith; but nothing herein contained will be construed to protect you against any liability to the Adviser, the Trust, the Fund or its shareholders by reason of your gross negligence or bad faith or willful misfeasance in the performance of your duties or by reason of your reckless disregard of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as your employee or agent.

    The Adviser shall indemnify you for any damages and related expenses incurred by you as a result of the performance of your duties hereunder, unless the same shall result from behavior found by a final judicial determination to constitute wilful misfeasance, bad faith, gross negligence or a reckless disregard of your obligations, as specified above.

    You shall keep the fund's books and records to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly and without any charge to the Fund any of such records required to be maintained by you.


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NORTHERN CROSS INVESTMENTS LIMITED
HARBOR INTERNATIONAL FUND
JUNE 25, 1993


7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until March 17, 1995 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of you or the Adviser or the Trust, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement shall automatically terminate in the event of its assignment or the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Sections 2(a) of the Investment Company Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulations or order.

8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

    It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 7 or 8 hereof.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

10. MISCELLANEOUS. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. The name "Harbor Fund" is the designation of the Trustees for the time being under the Declaration of Trust and all persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.


    The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which


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NORTHERN CROSS INVESTMENTS LIMITED
HARBOR INTERNATIONAL FUND
JUNE 25, 1993

    shall be deemed an original, but all of which together shall constitute one and the same instrument.

    If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this letter shall become a binding contract.



                         HARBOR FUND





                         By /s/ Ronald C. Boller
                            -----------------------------------
                               Title:  President





                         HARBOR CAPITAL ADVISORS, INC.





                         By /s/ Constance L. Souders
                            -----------------------------------
                               Title:  Senior Vice President





                         NORTHERN CROSS INVESTMENTS LIMITED






                         By /s/ Hakan Castegren
                            -----------------------------------
                               Title:  President




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NORTHERN CROSS INVESTMENTS LIMITED
HARBOR INTERNATIONAL FUND
JJNE 25, 1993


                                  SCHEDULE A



You will receive an advisory fee equal on an annual basis to 0.60% of the Fund's average actual net asset values of the Fund at the close of the last business day of each month within the quarter. The annual advisory fee paid by the Adviser to you shall not be less than $6,000. In the event that this Agreement terminates during any portion of a year, the fee due to you shall be prorated based upon the number of days the Agreement was in effect. For purposes of determining the applicable fee rate and satisfying the minimum payment, the assets of the Fund and the payments by the Adviser to you will be combined with the assets and payments of the accounts of the Owens-Illinois Master Retirement Trust that you manage.


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